SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):October 21, 1996



                     CAMDEN PROPERTY TRUST
     (Exact name of Registrant as specified in its Charter)



      TEXAS                  1-12110                 76-6088377
(State or other     (Commission file number)     (I.R.S. Employer
jurisdiction of                                   Identification
incorporation or                                       Number)
organization)




   3200 Southwest Freeway, Suite 1500, Houston, Texas 77027
      (Address of principal executive offices)(Zip Code)



       Registrant's telephone number, including area code:
                         (713) 964-3555



                         Not applicable
 (Former name or former address, if changed since last report)
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Item 5.  Other Events

    Camden Property Trust (the "Company") has completed two concurrent offerings of an aggregate of 1,090,000 of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"). PaineWebber Incorporated ("PaineWebber") acted as a finder in connection with the placement of 830,000 Common Shares to certain institutional investors, and 260,000 Common Shares were underwritten by PaineWebber. The Common Shares were issued pursuant to the Company's existing shelf registration statement.

     The sale price of $25.875 per share was based on the 10-day trailing average closing price as of and including October 10, 1996. The new proceeds to the Company of approximately $27.6 million were used to reduce the Company's construction indebtedness.

     On August 20, 1996, the Board of Trust Managers approved the granting of employment agreements with Messrs. Michael W. Biggs, Senior Vice President, Asset Management; G. Steven Dawson, Senior Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary; James M. Hinton, Senior Vice President, Acquisitions and Development; and H. Malcolm Stewart, Senior Vice President, Construction. The Company intends to enter into such agreements with these executives which will result in the issuance of 4,000 restricted shares of the Company to each executive, vesting over the three-year term of these agreements. These agreements are extendable annually for additional one-year terms.

     The agreements provide for annual compensation and benefits, contain customary non-competition and confidentiality provisions, and provide for severance payments in the event of termination. If an executive is terminated without cause, by reason of death or disability or his employment is adversely impacted by a change in control of the Company, the executive is entitled to a severance payment which varies from an amount equivalent to his annual base salary to up to 2.99 times annual base depending upon the reason for termination. The payment of this amount is subject to certain limitations under Section 280G of the Internal Revenue Code of 1986, as amended. No severance payment is due in the event of termination for cause, as defined in the agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)   Exhibits.

                1.1 Underwriting Agreement between the Company and PaineWebber dated October 10, 1996 relating to the offering of 260,000 Common
                     Shares.

               10.1  Employment Agreement between the Company and
                     Michael W. Biggs

               10.2  Employment Agreement between the Company and
                     G. Steven Dawson

               10.3  Employment Agreement between the Company and
                     James M. Hinton

               10.4  Employment Agreement between the Company and
                     H. Malcolm Stewart

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                          SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 21, 1996


                          CAMDEN PROPERTY TRUST

                          By: /s/ G. Steven Dawson
                          Sr. Vice President-Finance,
                          Chief Financial Officer and Treasurer

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